UNITED STATES

                   SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549

                              FORM 8-K

                           Current Report
                   Pursuant To Section 13 or 15(d)
               of the Securities Exchange Act of 1934

  Date of Report (Date of earliest event reported): August 30, 2013

          UBS-Citigroup Commercial Mortgage Trust 2011-C1
    (Exact name of issuing entity as specified in its charter)

          Citigroup Commercial Mortgage Securities Inc.
      (Exact name of depositor as specified in its charter)

                 UBS Real Estate Securities Inc.
                 Natixis Real Estate Capital LLC
       (Exact name of sponsors as specified in its charter)


                            New York
  (State or Other Jurisdiction of Incorporation of issuing entity)

    333-166711-01                         45-4307653
(Commission File Number)        (I.R.S. Employer Identification No.)


c/o Deutsche Bank Trust Company Americas as Certificate Administrator
                1761 East St. Andrew Place, Santa Ana CA
    (Address of principal executive offices of the issuing entity)

                            92705
                          (Zip Code)


 Registrant's Telephone Number, Including Area Code:  (212) 816-6000

                             None
   (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


Item 6.02 Change of Servicer or Trustee.

Reference is hereby made to the issuing entity known as UBS-Citigroup Commercial Mortgage Trust 2011-C1 (the "Trust") and the series of commercial mortgage pass-through certificates known as the UBS-Citigroup Commercial Mortgage Trust 2011-C1, Commercial Mortgage Pass-Through Certificates, Series 2011-C1 (the "Certificates"). The assets of the Trust include, and the Certificates are backed by, various commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans").

Pursuant to Section 3.22(b) of the Pooling and Servicing Agreement (the "PSA") relating to the Trust and the Certificates, (i) Rialto Real Estate Fund, LP removed Midland Loan Services, a Division of PNC Bank, National Association ("Midland"), as special servicer under the PSA (except with respect to each pari passu loan combination), and appointed Rialto Capital Advisors, LLC, a Delaware limited liability company ("Rialto"), as the successor special servicer under the PSA (except with respect to each pari passu loan combination), and (ii) RREF CMBS AIV, LP removed Midland as pari passu loan combination special servicer under the PSA with respect to all of the pari passu loan combinations held by the Trust and appointed Rialto as the successor pari passu loan combination special servicer under the PSA with respect to all of the pari passu loan combinations held by the Trust. The removal of Midland as special servicer (including as general special servicer and as pari passu loan combination special servicer) and appointment of Rialto as successor special servicer (including as general special servicer and as pari passu loan combination special servicer) under the PSA was effective as of August 30, 2013.

Pursuant to Section 3.22(b) of the PSA, (i) Rialto Real Estate Fund, LP, as the Lead Directing Holder under, and as defined in, the PSA, has the right, for so long as no Control Termination Event (as defined in the PSA) has occurred and is continuing, to terminate the existing special servicer, with or without cause, and appoint the successor special servicer, under the PSA (in each case, except with respect to each pari passu loan combination), and (ii) RREF CMBS AIV, LP, as the Non-Lead Directing Holder under, and as defined in, the PSA, has the right, for so long as no Control Termination Event has occurred and is continuing, to terminate the existing pari passu loan combination special servicer, with or without cause, and appoint the successor pari passu loan combination special servicer, under the PSA.

Rialto maintains its principal servicing office at 790 NW 107th Avenue, 4th Floor, Miami, Florida 33172.

Rialto has been engaged in the special servicing of commercial mortgage loans for commercial real estate securitizations since approximately May 2012. As of June 30, 2013, Rialto and its affiliates were actively special servicing approximately 4,400 portfolio loans with a principal balance of approximately $1.6 billion and were responsible for over 1,800 portfolio REO assets with a principal balance of approximately
$2 billion. Rialto is also currently performing special servicing for 13 commercial real estate securitizations. With respect to such securitization transactions, Rialto is administering approximately 1,200 assets with a principal balance of approximately $16 billion.
The asset pools specially serviced by Rialto include residential, multifamily/condo, office, retail, hotel, healthcare, industrial and other income-producing properties as well as residential and commercial land.

Rialto is a wholly-owned subsidiary of Rialto Capital Management, LLC, a Delaware limited liability company ("RCM"). RCM is a vertically integrated commercial real estate investment and asset manager and an indirect wholly-owned subsidiary of Lennar Corporation ("Lennar") (NYSE: LEN and LEN.B). RCM is the sponsor of, and certain of its affiliates are investors in, two private equity funds with an aggregate of approximately $1.2 billion of assets under management as of December 31, 2012 (collectively, the "Funds") both focused on distressed and value-add real estate related investments. To date, RCM has acquired and/or is managing over $5.5 billion of non- and sub-performing real estate assets, representing over 8,800 loans. Included in this number are approximately $3 billion in structured transactions with the Federal Deposit Insurance Corporation. RCM was also a sub-advisor and investor in an approximately $4.6 billion Public Private Investment Fund with the U.S. Department of the
Treasury which was liquidated in October of 2012.

In addition, RCM has underwritten and purchased, primarily for the Funds, approximately $1.6 billion in face value of subordinate, newly-originated commercial mortgage-backed securities bonds in 23 different securitizations totaling approximately $27 billion in overall transaction size. RCM has the right to appoint the special servicer for each of these transactions.

RCM has over 270 employees and is headquartered in Miami with two other main offices located in New York City and Atlanta. In addition, the asset management platform utilizes six satellite offices located in Las Vegas, Nevada, Phoenix, Arizona, Aliso Viejo, California, Denver, Colorado, Portland, Oregon and Charlotte, North Carolina. It is also supported in local markets by the Lennar infrastructure which provides access to over 5,000 employees across the country's largest real estate markets.

Rialto has detailed operating policies and procedures which are reviewed at least annually and updated as appropriate. These policies and procedures for the performance of its special servicing obligations are, among other things, in compliance with the applicable servicing criteria set forth in Item 1122 of Regulation AB. Rialto has developed strategies and procedures for managing delinquent loans, loans subject to bankruptcies of the borrowers and other breaches by borrowers of the underlying loan documents that are designed to maximize value from the assets for the benefit of certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the related servicing standard. The strategy pursued by Rialto for any particular property depends upon, among other things, the terms and provisions of the underlying loan documents, the jurisdiction where the underlying property is located and the condition and type of underlying property. Standardization and automation have been pursued, and continue to be pursued, wherever possible so as to provide for continued accuracy, efficiency, transparency, monitoring and controls.

There are, to the actual current knowledge of Rialto, no special or unique factors of a material nature involved in special servicing the particular types of assets included in the Trust, as compared to the types of assets specially serviced by Rialto in other commercial mortgage-backed securitization pools generally, for which Rialto has developed processes and procedures which materially differ from the processes and procedures employed by Rialto in connection with its special servicing of commercial mortgage-backed securitization pools generally.

There have not been, during the past three years, any material changes to the policies or procedures of Rialto in the servicing function it will perform under the PSA for assets of the same type included in the Trust. Rialto does not believe that its financial condition will have any adverse effect on the performance of its duties under the PSA and, accordingly, Rialto believes that its financial condition will not have any material impact on the mortgage pool performance or the performance of the certificates.

In its capacity as special servicer, Rialto will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans. Rialto may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular Mortgage Loans or otherwise. To the extent that Rialto has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the servicing standard under the PSA.

Rialto does not have any material advancing rights or obligations with respect to the commercial mortgage-backed securities pools as to which it acts as special servicer. In certain instances Rialto may have the right or be obligated to make property related servicing advances in emergency situations with respect to certain commercial mortgage-backed securities pools as to which it acts as special servicer.

A description of the material terms of the PSA regarding the special servicing of the Mortgage Loans and pari passu loan combinations held by or related to the Trust and the special servicer's duties regarding such Mortgage Loans and pari passu loan combinations, including limitations on the special servicer's liability under the PSA and terms regarding the special servicer's removal, replacement, resignation or transfer, is included in the Prospectus Supplement (SEC File Number 333-166711-01) filed with the Securities and Exchange Commission on December 28, 2011 pursuant to Rule 424(b)(5) in the sections captioned "The Pooling and Servicing Agreement" and "The Servicers-Removal of the Special Servicer." A copy of the PSA has been filed as Exhibit 4 to the first of the two Forms 8-K filed by the Trust with the Securities and Exchange Commission on December 29, 2011, and a copy of Amendment Number 1 to the PSA has been filed as Exhibit 4.2 to the Form 10-K filed by the Trust with the Securities and Exchange Commission on March 29, 2013.


Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:
    20.1 Acknowledgment of Special Servicer dated August 30, 2013
    20.2 Acknowledgment of Pari Passu Loan Combination Special
         Servicer dated August 30, 2013


Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Citigroup Commercial Mortgage Securities Inc.
(Depositor)


/s/ Paul Vanderslice
Name: Paul Vanderslice
Title: Vice President

Date: September 5, 2013